                                  SCHEDULE 14A
                                 (Rule 14A-101)

                     Information Required in Proxy Statement
                            Schedule 14A Information

                Proxy Statement Pursuant to Section 14(a) of the
                         Securities Exchange Act of 1934
                               (Amendment No. ___)

Filed by the Registrant [X]

Filed by a Party other than the Registrant [  ]

Check the appropriate box:

          [ ]  Preliminary Proxy Statement
          [ ]  Definitive Proxy Statement
          [X]  Definitive Additional Materials
          [ ] Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12
          [ ]  Confidential, For Use of the Commission Only (as
               Permitted by Rule 14a-6(e)(2))

                             GRC INTERNATIONAL, INC.
                            ------------------------
                (Name of Registrant as Specified in its Charter)

                            ------------------------
      (Name of Person(s) Filing Proxy Statement, if Other Than Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]    No fee required.
[ ]    Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1)    Title of each class of securities to which transaction applies:

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(2)    Aggregate number of securities to which transaction applies:

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(3)    Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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(4)    Proposed maximum aggregate value of transaction:

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(5)    Total fee paid:

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[ ]    Fee paid previously with preliminary materials:

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[ ]    Check box if any part of the fee is offset as provided by Exchange Act
       Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         1.     Amount Previously Paid: ----------------------------------------
         2.     Form, Schedule or Registration Statement No.: ------------------
         3.     Filing Party:---------------------------------------------------
         4.     Date Filed:-----------------------------------------------------

                                                               October 18, 1999

Dear GRC International Shareholder:

GRC International Inc. is asking for your support.  By re-electing  management's
                                                    ----------------------------
experienced  nominees,  Gary L. Denman and Joseph R. Wright, Jr., to GRC's Board
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of Directors you can help continue GRC's strong financial performance.

Support Management's Record Performance
---------------------------------------

Current management has produced outstanding financial results. In fiscal 1999:

o   revenues increased 26%,
o   operating income grew 71%,
o   shareholder equity increased 46%.

Most recently, the first quarter of fiscal 2000 significantly surpassed expectations and GRC's earnings before taxes more than doubled compared to last year's first quarter.

Cilluffo Has No Strategic Plan and His Track Record is Questionable
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Cilluffo admits that "Cilluffo  Associates does not have a specific current plan or proposal to enhance [GRC's] return on sales and operating margins and otherwise to enhance stockholder value." Electing Cilluffo's nominees would give disproportionate representation to a man with no track record of successfully operating a public company. Shortly after Cilluffo took control of an already troubled Amdura Corp., that company sought Chapter 11 bankruptcy protection.

In the mid 1990's, under the leadership of Cilluffo's partner as Chairman, GRC rushed into the commercial telecom area without sufficient capital or operational expertise. These Cilluffo-supported initiatives led to serious problems. Are you willing to take that risk again?

Keep Your Successful Management Team Working for You
----------------------------------------------------

Your current management team:
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o  reversed the Cilluffo-supported foray into the commercial telecom area;
o  turned GRC around and refocused it on its core competencies; and
o  has posted superior financial results and positioned GRC for future growth.

Gary L. Denman and Joseph R. Wright, Jr. deserve your support. They are carrying out a well-defined strategy that is working and already enhancing shareholder value.

Sign and Return the WHITE Proxy
-------------------------------

YOUR VOTE IS IMPORTANT! Please sign and date the enclosed WHITE proxy card and return it promptly in the enclosed postage-paid envelope. The prompt return of your proxy will ensure that your vote is counted. If you have already given a
                                                  ---------------------------
proxy to Cilluffo Associates on behalf of its nominees, you may revoke that
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proxy by signing and returning the enclosed WHITE proxy.
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                                                     Sincerely,

                                                     The Board of Directors
                                                     GRC International, Inc.




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                                    IMPORTANT

1.   Vote on the WHITE proxy  card.  Do not sign any proxy card sent by Cilluffo
                                        ---
     Associates.

2. If any of your shares are held in the name of a bank, broker or other nominee, please contact the person responsible for your account and direct him or her to vote on the WHITE proxy "FOR" management's nominees, "FOR" approval of Deloitte & Touche as accountants and "AGAINST" the shareholder proposal to terminate the Shareholder Rights Plan.

3. If you have questions or need assistance in voting your shares, please call toll free:

                                    GEORGESON
                                   SHAREHOLDER
                               COMMUNICATIONS INC.
                           17 State Street, 10th Floor
                               New York, NY 10004
                          Call Toll-Free (800) 223-2064


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